SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: January 20, 2000

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                    0-22055                  11-3223672
(State or Other Jurisdiction       Commission File            IRS Employer
      of Incorporation)                Number)              Identification No.)

                           1841 Broadway, New York, NY
                    (Address of Principal Executive Offices)

                                  212-333-3355
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

            TTR Technologies, Inc. (hereinafter, the "Company") announced that Macrovision Corporation ("Macrovision") concluded a $4 million equity investment in the Company, based on a post-money valuation of $35 million on a fully diluted basis (the "Investment"). The Investment by Macrovision was made in conjunction with the execution by Macrovision and the Company of an agreement to jointly develop and market music copy protection technology for optical based media (the "Development Agreement"). The Company undertook to file a registration statement for the Company's Common Stock issued to Macrovision in connection with the Investment. In connection with the Investment, Macrovision was granted first refusal rights with respect to the issuance of any securities exchangeable or convertible into a majority of the outstanding Common Stock of the Company and, under certain conditions, pre-emptive rights respecting the issuance of any securities in non-public financings.

      Macrovision was also granted an exclusive right of first refusal during the term of the Development Agreement, which continues through December 31, 2009, to any music protection technology that the Company develops which is not included in the license to Macrovision and any internet digital rights management technologies developed by the Company which are applicable to music, music video, video, software or data publishing products or markets.

ITEM 7.  EXHIBITS

Press Release dated January 20, 2000
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2000                      TTR TECHNOLOGIES, INC.


                                            By: /s/ Marc D. Tokayer

                                            Marc D. Tokayer
                                            President & Chairman of the Board

Exhibit Attached

Press Release Dated January 20, 2000